UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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AMERICAN EXPRESS COMPANY

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2020 Spring Investor Presentation April 2020

World Class Board with Deep Expertise and Strong Independent Leadership

BOARD LEADERSHIP



STEPHEN J. SQUERI
Chairman and CEO, American Express Company



RONALD A. WILLIAMS
Lead Independent Director
Former Chairman and CEO, Aetna, Inc.



CHARLENE BARSHEFSKY
Senior International Partner, WilmerHale



JOHN J. BRENNAN
Chairman Emeritus and Senor Advisor, The Vanguard Group, Inc.



PETER CHERNIN
Founder and CEO, Chernin Entertainment, LLC



RALPH DE LA VEGA
Former Vice Chairman, AT&T Inc.



ANNE LAUVERGEON
Chairman and CEO, A.L.P.



MICHAEL O. LEAVITT
Founder and Chairman, Leavitt Partners, LLC



THEODORE J. LEONSIS
Founder, Chairman and CEO, Monumental Sports & Entertainment, LLC



KAREN L. PARKHILL
EVP and CFO, Medtronic
2020



LYNN A. PIKE
Former President, Capital One Bank
2020



DANIEL L. VASELLA
Honorary Chairman and Former Chairman and CEO, Novartis AG



CHRISTOPHER D. YOUNG
Former CEO, McAfee, LLC
2018

2

Audit and Compliance Compensation and Benefits Integrity of Financial Statements Oversees internal and external audit and the Company’s systems of internal controls Company Culture & Ethics Receives and discusses whistleblower claims, fraud situations and reports from management regarding significant ethics violations under the Company’s Code of Conduct and other corporate governance policies Compensation and Pay Structure Works with Chief Colleague Experience Officer and the Chief Risk Officer to ensure our overall compensation programs appropriately balance risk with business incentives and that business performance is achieved without taking imprudent or excessive risk Pay Equity Regularly reviews our compensation practices to ensure they support pay equity and transparency Nominating, Governance and Public Responsibility Risk Succession Planning Considers and recommends candidates for election to the Board Supports the Board with respect to CEO and key management succession planning Corporate Social Responsibility Considers the impact of the Company’s policies and practices on the communities in which it operates and on the environment Reviews the Company’s practices and positions on environmental and social issues and the impact those issues have on the Company’s business and key stakeholders Enterprise-wide Risk Management Oversees the Company’s enterprise-wide risk management framework and related policies and procedures Information and Cyber Security Continually monitors the quality and effectiveness of the Company’s technology security, data privacy and disaster recovery capabilities Annually approves the Company’s information security program, which consists of controls designed to identify, protect, detect, respond to and recover from information and cybersecurity incidents Board Committee Focus – Key Highlights

How We Approach Environmental, Social and Governance 4 Serving Our Colleagues Maintain the highest standards of ethics and integrity The Amex Ethics Hotline is available 24/7 for employees, contractors, vendors and others to raise ethical or compliance concerns Each colleague receives Global Regulatory Learning Enterprise Essential Training Foster a diverse and inclusive culture and support our colleagues’ professional and personal goals 20 weeks of gender-neutral paid parental leave for U.S. colleagues Maintained 100% score on the Human Rights Campaign’s Corporate Equality Index and inclusion on Bloomberg’s Gender-Equality Index 88% of colleagues participated in personal or professional development trainings Our approach to environmental, social and governance (ESG) is a natural extension of both our mission—to become essential to our customers by providing differentiated products and services to help them achieve their aspirations—and our commitment to doing what is right. Our executive management reviews and evaluates performance and long-term goals with respect to ESG matters within their business units. The Board’s Nominating, Governance and Public Responsibility Committee reviews our Corporate Social Responsibility program, monitors progress against our goals and provides guidance on our efforts. Promoting Responsible Business Practices Meet the evolving needs of our customer base and make our products and services better for society Launched the first-ever American Express Card manufactured primarily from recovered plastic found in the oceans and on the coasts $96M donated through U.S. Card Members program from 2010 to 2019 to benefit charitable causes Strengthen the communities in which we operate and engage citizens $42M in charitable giving from grants provided by the Company, our Foundation, our Center for Community Development and gift matching programs. 7M estimated citizen volunteers engaged, in part, by grants from American Express Reduce our environmental footprint 100% renewable electricity powered our operations Zero net carbon emissions Managing Our Operations Responsibly Caring For Our Communities Delivering For Our Customers & Partners For more information, please see our 2020 Proxy Statement at https://ir.americanexpress.com/Proxy-Statements/Index?KeyGenPage=303692 and 2018-2019 Corporate Social Responsibility Report at https://about.americanexpress.com/corporate-responsibility-reports.

Compensation: Shareholder Engagement Themes The Board continues to consider the long-term interests of the Company and our shareholders when making decisions regarding our compensation program. Continued robust shareholder outreach on governance and compensation, including engaging with investors representing approximately half of our shares outstanding since January 2019 Key feedback themes that have emerged from our dialogues: Acknowledgement of the Compensation and Benefits Committee’s (CBC) responsiveness to prior feedback (e.g., more transparent CD&A disclosure) Recent changes to the long-term incentive plan have strengthened our pay for performance alignment (e.g., elimination of cash-based long-term incentives) Our pay programs link compensation outcomes with our business strategy Support for our commitment to continued engagement with shareholders Engagement and Feedback Themes

Element Performance Measures Key Features and Developments Base Salary Corresponds to experience and job scope Annual Incentive Award Shareholder (55%) Customer (15%) Colleague (15%) Strategic Imperatives (15%) Performance measured against single company scorecard for all executives to promote enterprise thinking Long-Term Incentive Award Performance RSUs (80% of LTIA) 3-year average ROE as compared to performance peers Relative TSR as compared to performance peers Performance RSUs include relative ROE comparison and TSR modifier Goals are rigorous yet achievable through sustained long-term performance Stock Options (20% of LTIA) Vest 3 years after grant, with 10-year term 2019 Actual CEO Direct Compensation Pay Mix Compensation Program Supports Strategic Goals 93% At Risk Pay Program supports the right balance of short- and long-term incentives, as well as control/compliance goals